                                                                 EXHIBIT 1.01(b)



                                                                         ANNEX I
                                PRICING AGREEMENT


Goldman, Sachs & Co.,
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc.
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

                                                                February 8, 2001

Ladies and Gentlemen:

        Southwest Gas Corporation, a California corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 7, 2001 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

        An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

        Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

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        If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        Southwest Gas Corporation


                                        By: /s/ JEFFREY W. SHAW
                                            ------------------------------------
                                            Name: Jeffrey W. Shaw
                                            Title: Senior Vice President/Finance
                                                   & Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc.
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated



By: Goldman, Sachs & Co.
    (On behalf of the Representatives)

By: /s/ GOLDMAN, SACHS & CO.
    -------------------------------
       (Goldman, Sachs & Co.)



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

                                   SCHEDULE I


                                                                      PRINCIPAL
                                                                      AMOUNT OF
                                                                     DESIGNATED
                                                                     SECURITIES
                                                                        TO BE
                         UNDERWRITER                                  PURCHASED
                         -----------                                ------------
Goldman, Sachs & Co. ......................................         $120,000,000
Banc of America Securities LLC ............................           20,000,000
Banc One Capital Markets, Inc. ............................           20,000,000
BNY Capital Markets, Inc. .................................           20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ........           20,000,000
                                                                    ------------
TOTAL .....................................................         $200,000,000
                                                                    ============



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                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

      8.375% Notes due 2011

AGGREGATE PRINCIPAL AMOUNT:

      $200,000,000

PRICE TO PUBLIC:

      99.241% of the principal amount of the Designated Securities, plus accrued interest, if any, from February 13, 2001 to the date of delivery

PURCHASE PRICE BY UNDERWRITERS:

      98.591% of the principal amount of the Designated Securities plus accrued interest if date of delivery is after February 13, 2001

FORM OF DESIGNATED SECURITIES:

      Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

      Federal (same day) funds

TIME OF DELIVERY:

      10:00 a.m. (New York City time), February 13, 2001

INDENTURE:

      Indenture dated July 15, 1996 between the Company and The Bank of New York, as successor to Harris Trust and Savings Bank, as amended by that certain First Supplemental Indenture dated as of August 1, 1996, the Second Supplemental Indenture dated as of December 30, 1996 and the Third Supplemental Indenture to be dated as of February 13, 2001, in each case between the Company and The Bank of New York, as successor to Harris Trust and Savings Bank

MATURITY:

      February 15, 2011

INTEREST RATE:

      8.375% per annum, accruing from February 13, 2001, subject to adjustment in the event of a decrease in the rating of the Company's unsecured senior debt by Moody's Investors Service, Inc. below Baa3, by Standard & Poor's Ratings Services below BBB- or by Fitch, Inc. below BBB-



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INTEREST PAYMENT DATES:

      February 15 and August 15 beginning August 15, 2001

REDEMPTION PROVISIONS:

      The Designated Securities may be redeemed, in whole or in part at the option of the Company, at any time or from time to time. The redemption price for the Designated Securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

        - 100% of the principal amounts of the Notes being redeemed on the redemption date; or

        - the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus 35 basis points, as determined by the Reference Treasury Dealer; plus, in each case, with accrued and unpaid interest thereon to the to the redemption date

SINKING FUND PROVISIONS:

        None

DEFEASANCE PROVISIONS:

        Yes, as per Indenture

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

        New York, New York



ADDITIONAL CLOSING CONDITIONS:



NAMES AND ADDRESSES OF REPRESENTATIVES:

        Goldman, Sachs & Co.
        85 Broad Street
        New York, New York 10004

        Banc of America Securities LLC
        100 North Tryon Street
        Charlotte, NC 28255-0001
        Mail Stop: NC1-007-07-01

        Banc One Capital Markets, Inc.
        1 Bank One Plaza
        Corporate Securities Structuring, Suite IL1-0595
        Chicago, IL 60670



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        BNY Capital Markets, Inc.
        One Wall Street
        New York, NY 10286

        Merrill Lynch, Pierce, Fenner & Smith Incorporated
        World Financial Center, North Tower
        New York, NY 10281-1316



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